Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

•                  Registration Statement (Form S-8 No. 333-169342) pertaining to the Amended and Restated 2010 Stock Incentive Plan of Douglas Dynamics, Inc.;

•                  Registration Statement (Form S-8 No. 333-184781) pertaining to the Douglas Dynamics, L.L.C. 401(k) Plan of our report dated September 27, 2016, relating to our audit of the combined financial statements of Dejana Truck & Utility Equipment Company Subsidiaries and Affiliates, which  comprise  the combined balance sheets as of December 31, 2015, 2014 and 2013, and the related combined statements of operations and comprehensive income, shareholders’ and members’ equity, and cash flows for each of the two years in the period ended December 31, 2015, and the related notes to the combined financial statements, included in this Amendment No. 1 on Form 8-K/A of Douglas Dynamics, Inc.

/s/ Margolin, Winer & Evens LLP

Garden City, New York
September 29, 2016